EXHIBIT 99.1
Fastenal Company Reports 2017 First Quarter Earnings
WINONA, Minn., April 12, 2017 (GLOBE NEWSWIRE) -- Fastenal Company of Winona, MN (Nasdaq:FAST), a leader in the wholesale distribution of industrial and construction supplies, today announced its financial results for the quarter ended March 31, 2017. Except for per share information, or as otherwise noted below, dollar amounts are stated in millions. Throughout this document, percentage calculations may not be able to be recalculated due to rounding of dollar values.
QUARTERLY PERFORMANCE SUMMARY

	Three-month Period
	2017	2016	Change
Net sales	$1,047.7	$986.7	6.2%
Business days	64	64
Daily sales	$16.4	$15.4	6.2%
Gross Profit	$518.0	$491.5	5.4%
% of sales	49.4%	49.8%
Operating income	$212.5	$201.2	5.6%
% of sales	20.3%	20.4%
Earnings before income taxes	$210.9	$199.9	5.5%
% of sales	20.1%	20.3%
Net earnings	$134.2	$126.2	6.3%
Diluted net earnings per share	$0.46	$0.44	6.2%
"We are pleased with the improving pace of business growth in the first quarter of 2017," said Dan Florness, President and Chief Executive Officer. "This is a welcome sign of improving customer business activity and of the traction we are gaining in our growth drivers. Thank you to our customers for their belief in Fastenal. Go Blue Team!"
Results of Operations
Net sales increased $61.0, or 6.2%, from the first quarter of 2016 to the first quarter of 2017. The increase in net sales was driven primarily by higher unit sales. The higher unit sales resulted primarily from increases in sales at existing store locations, growth in our industrial vending business, and growth in new and existing Onsite locations (defined as dedicated sales and service provided from within the customer's facility). Our sales of fastener products, which represented 35.6% of net sales in the first quarter of 2017, grew 0.8%. Our sales of non-fastener products, which represented 64.4% of net sales in the first quarter of 2017, grew 9.4%.
Our gross profit, as a percentage of net sales, declined 40 basis points to 49.4% in the first quarter of 2017 from 49.8% in the first quarter of 2016. The most significant reason for the decline in our gross profit percentage was a change in customer and product mix, as many of our growth initiatives (i.e. Onsite locations, non-fastener products, national accounts) tend to have lower gross profits. Higher freight expenses due to increased business activity and expenses related to the final stage of a new inventory tracking system contributed, to a lesser degree, to the lower gross profit margin in the first quarter of 2017. These factors were partially offset by our ongoing supply chain initiatives such as increasing sales of Fastenal brands, which carry higher gross profit margins.
Our operating income, as a percentage of net sales, declined to 20.3% in the first quarter of 2017 from 20.4% in the first quarter of 2016. This decline was caused entirely by the 40 basis point decline in gross profit margin. Indeed, our operating and administrative expenses (including a gain on the sale of property and equipment), as a percentage of net sales, improved to 29.2% in the first quarter of 2017 from 29.4% in the first quarter of 2016.
The primary contributors to this improvement were relatively modest growth in employee related expenses (which represent approximately 65% to 70% of operating and administrative expenses) of 3.7% and in occupancy related expenses (which represent approximately 15% to 20% of operating and administrative expenses) of 1.2%. These were partially offset by sharper growth in our selling transportation expenses (which represent approximately 5% of operating and administrative expenses) of 20.6%, largely due to an increase in the average cost of fuel and consumption during the period.

The table below summarizes our full-time equivalent ('FTE') headcount at the end of the periods presented and changes in such headcount from the end of the prior periods to the end of the most recent period:

			Change Since:		Change Since:
	Q1	Q4	Q4	Q1	Q1
	2017	2016	2016	2016	2016
Store and Onsite based	11,197	10,797	3.7%	11,380	-1.6%
Total average FTE headcount	16,756	16,265	3.0%	17,045	-1.7%
Note - Full-time equivalent is based on 40 hours per week.
Our net interest expense was $1.6 in the first quarter of 2017 compared to $1.3 in the first quarter of 2016. This increase was caused by higher average interest rates over the period.
Income tax expense, as a percentage of earnings before income taxes, was approximately 36.4% in the first quarter of 2017 versus 36.8% for the first quarter 2016. The decline resulted primarily from the adoption of a new accounting standard (ASU 2016-09) in the first quarter of 2017. This standard addresses the accounting for excess tax benefits for share-based payments that were previously recorded in additional paid-in capital on the balance sheet and will now be recognized in income tax expense on the income statement. Additional reductions arose from changes in our reserve for uncertain tax positions.
Our net earnings during the first quarter of 2017 were $134.2, an increase of 6.3% when compared to the first quarter of 2016. Our diluted net earnings per share were $0.46 during the first quarter of 2017 compared to $0.44 during the first quarter of 2016.
Growth Driver Performance
We signed 5,437 industrial vending machines during the first quarter of 2017, an increase of 17.0% over the first quarter of 2016. Our installed device count on March 31, 2017 was 64,430, an increase of 13.3% over March 31, 2016. Net sales through our vending machines continued to grow at a double-digit pace in the first quarter of 2017. These amounts do not include the machines subject to our leased locker program.
We signed 64 new Onsite locations during the first quarter of 2017 compared to 48 signings in the first quarter of 2016, an increase of 33.3%. We had 437 active sites on March 31, 2017, which represents an increase of 51.2% over March 31, 2016.
We signed 43 new national account contracts (defined as new customer accounts with a multi-site contract) in the first quarter of 2017, and revenues attributable to national account customers represented 48.4% of our total revenues in the period. Net sales from our national account customers grew 9.2% in the first quarter of 2017 over the first quarter of 2016. Beyond signings (or growth activities), our large customers can provide insights into the trends of our overall marketplace. As recently as the fourth quarter of 2016, weak industrial demand was compressing growth for this group with net sales to only 51 of our top 100 customers growing compared to 49 contracting. In the first quarter of 2017 this dynamic improved, with net sales to 64 customers growing (44 growing 10% or more), and the number with contraction falling to 36 (20 declining 10% or more).
At the end of 2015 and through much of 2016 we infused additional product SKUs into many of our stores as a means of enhancing our ability to service customers on a same-day basis. This initiative, which we refer to as CSP 16, builds on similar initiatives we have executed since our original CSP rollout in 2002. In the first quarter of 2017 products added as part of our various CSP initiatives, including CSP 16, accounted for 14.9% of net sales and daily sales of these products grew 10.4% compared to the first quarter of 2016.
Acquisition
On March 31, 2017, we acquired certain assets and assumed certain liabilities of Manufacturers Supply Company ('Mansco'). We funded the cash purchase price for the Mansco acquisition with the proceeds from a new series of senior unsecured promissory notes under our master note agreement. The March 31, 2017 balance sheet and the first quarter of 2017 condensed consolidated statement of cash flows include the impact of this acquisition; however, no income statement impact was recognized given the closing occurred on the last day of the quarter.

Balance Sheet and Cash Flow
We produced operating cash flow of $210.4 in the first quarter of 2017, an increase of 26.4% from the first quarter of 2016, representing 156.8% of the period's net earnings versus 131.9% in the first quarter of 2016. These improvements are attributable to a number of factors, including improved net earnings growth and the absence of a significant incremental working capital investment related to the CSP 16 rollout that occurred in 2016. We invested $19.1 for property and equipment, net of proceeds from sales, in the first quarter of 2017 compared to $28.8 in the first quarter of 2016. This reduction resulted from lower spending related to shelving and signage for the CSP 16 initiative and the addition of pick-up trucks. We also paid $92.6 in dividends during the first quarter of 2017, compared to $86.5 in the first quarter of 2016.
Total debt on the balance sheet was $365.0 at the end of the first quarter of 2017, or 15.6% of total capital. This compares to $370.0, or 16.9%, at the end of the first quarter of 2016.
Accounts receivable were $574.7 in the first quarter of 2017, an increase of $41.2, or 7.7%, over the first quarter of 2016. Inventories were $1,007.4 in the first quarter of 2017, an increase of $42.3, or 4.4%, over the first quarter of 2016. In both cases, the increases were attributable primarily to improving business activity and, to a lesser degree, the impact of the Mansco acquisition. Accounts payable were $129.7 in the first quarter of 2017, a decrease of $28.8, or 18.2%, from the first quarter of 2016. The prior year had significant payables balances arising out of the investment in inventory related to CSP 16 that did not recur in the current year.
Additional Information
The table below summarizes our store and Onsite employee count and our total employee count at the end of the periods presented, and changes in that count from the end of the prior periods to the end of the most recent period. This is intended to demonstrate our change in energy (or capacity). The final three items below summarize our investments in industrial vending machines, Onsite locations, and store locations.

			Change Since:		Change Since:
	Q1 2017	Q4 2016	Q4 2016	Q1 2016	Q1 2016
End of period total store and Onsite employee count	13,169	12,966	1.6%	13,658	-3.6%
End of period total employee count	19,822	19,624	1.0%	20,509	-3.3%

Industrial vending machines (installed device count) (1)	64,430	62,822	2.6%	56,889	13.3%
Number of active Onsite locations	437	401	9.0%	289	51.2%
Number of store locations	2,480	2,503	-0.9%	2,626	-5.6%
(1) In February 2016, we signed an agreement to lease a significant number of industrial vending lockers to one of our customers. These devices do not generate product revenue and are excluded from the count noted above.
During the last twelve months, we have reduced our headcount by 489 people in our stores and 687 people in total. These reductions can be primarily attributed to natural attrition rather than an active headcount reduction program. We continue to add headcount where necessary to support our growth initiatives, notably our Onsite business. However, the softness of the North American industrial economy during 2016 has caused us to more intensively scrutinize our full- and part-time staffing levels outside of these initiatives.
We opened 5 stores and closed 26 stores in the first quarter of 2017. Our store network forms the foundation of our business strategy, and we will continue to open or close stores in 2017 as is deemed necessary to sustain and improve our network and support our growth drivers.
CONFERENCE CALL TO DISCUSS QUARTERLY RESULTS
As we previously disclosed, we will host a conference call today to review the quarterly results, as well as current operations. This conference call will be broadcast live over the Internet at 9:00 a.m., central time. To access the webcast, please go to the Fastenal Company Investor Relations Website at http://investor.fastenal.com/events.cfm.

ADDITIONAL MONTHLY AND QUARTERLY INFORMATION
We publish on the 'Investor Relations' page of our website at www.fastenal.com both our monthly consolidated net sales information and the presentation for our quarterly conference call (which includes information, supplemental to that contained in our earnings announcement, regarding results for the quarter). We expect to publish the consolidated net sales information for each month, other than the third month of a quarter, at 6:00 a.m., central time, on the fourth business day of the following month. We expect to publish the consolidated net sales information for the third month of each quarter and the conference call presentation for each quarter at 6:00 a.m., central time, on the date our earnings announcement for such quarter is publicly released.
ANNUAL MEETING OF SHAREHOLDERS WEBCAST
On Tuesday, April 25, 2017, we will be holding our annual meeting of shareholders at our offices at 2001 Theurer Boulevard, Winona, MN. The meeting will be webcast from 10:00 a.m., central time, until the conclusion of the meeting. To access the webcast, please go to the Fastenal Company Investor Relations Website at http://investor.fastenal.com/events.cfm.
FORWARD LOOKING STATEMENTS
Certain statements contained in this document do not relate strictly to historical or current facts. As such, they are considered 'forward-looking statements' that provide current expectations or forecasts of future events. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of terminology such as anticipate, believe, should, estimate, expect, intend, may, will, plan, goal, project, hope, trend, target, opportunity, and similar words or expressions, or by references to typical outcomes. Any statement that is not a historical fact, including estimates, projections, future trends, and the outcome of events that have not yet occurred, is a forward-looking statement. Our forward-looking statements generally relate to our expectations regarding the business environment in which we operate, our projections of future performance, our perceived marketplace opportunities, and our strategies, goals, mission, and vision. You should understand that forward-looking statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Factors that could cause our actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those detailed in our most recent annual and quarterly reports. Each forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any such statement to reflect events or circumstances arising after such date. FAST-E

FASTENAL COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in millions except share and per share information)

	(Unaudited)
Assets	March 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$134.3	112.7
Trade accounts receivable, net of allowance for doubtful accounts of $11.5 and $11.2, respectively	574.7	499.7
Inventories	1,007.4	993.0
Prepaid income taxes	—	12.9
Other current assets	94.3	102.5
Total current assets	1,810.7	1,720.8

Property and equipment, net	890.7	899.7
Other assets	85.0	48.4

Total assets	$2,786.4	2,668.9

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of debt	$10.9	10.5
Accounts payable	129.7	108.8
Accrued expenses	163.5	156.4
Income taxes payable	65.5	—
Total current liabilities	369.6	275.7

Long-term debt	354.1	379.5
Deferred income tax liabilities	81.0	80.6

Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value, 400,000,000 shares authorized; 289,263,924 and 289,161,924 shares issued and outstanding, respectively	2.9	2.9
Additional paid-in capital	41.5	37.4
Retained earnings	1,981.7	1,940.1
Accumulated other comprehensive loss	(44.4)	(47.3)
Total stockholders' equity	1,981.7	1,933.1

Total liabilities and stockholders' equity	$2,786.4	2,668.9

FASTENAL COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(Amounts in millions except earnings per share)

	(Unaudited)
	Three Months Ended March 31,
	2017	2016
Net sales	$1,047.7	986.7

Cost of sales	529.7	495.2
Gross profit	518.0	491.5

Operating and administrative expenses	305.9	290.2
(Gain) loss on sale of property and equipment	(0.4)	0.1
Operating income	212.5	201.2

Interest income	0.1	0.1
Interest expense	(1.7)	(1.4)

Earnings before income taxes	210.9	199.9

Income tax expense	76.7	73.7

Net earnings	$134.2	126.2

Basic net earnings per share	$0.46	0.44

Diluted net earnings per share	$0.46	0.44

Basic weighted average shares outstanding	289.2	288.8

Diluted weighted average shares outstanding	289.5	289.1

FASTENAL COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in millions)
	(Unaudited)
	Three Months Ended March 31,
	2017	2016

Cash flows from operating activities:
Net earnings	$134.2	126.2
Adjustments to reconcile net earnings to net cash provided by operating activities, net of acquisition:
Depreciation of property and equipment	29.9	23.3
(Gain) loss on sale of property and equipment	(0.4)	0.1
Bad debt expense	2.2	2.1
Deferred income taxes	0.4	1.8
Stock-based compensation	1.2	1.0
Amortization of non-compete agreements	0.8	0.1
Changes in operating assets and liabilities, net of acquisition:
Trade accounts receivable	(70.0)	(64.4)
Inventories	1.4	(47.1)
Other current assets	8.2	13.5
Accounts payable	17.6	32.5
Accrued expenses	7.1	(5.8)
Income taxes	78.4	83.9
Other	(0.6)	(0.7)
Net cash provided by operating activities	210.4	166.5

Cash flows from investing activities:
Purchases of property and equipment	(21.2)	(29.7)
Cash paid for acquisition	(57.9)	—
Proceeds from sale of property and equipment	2.1	0.9
Other	1.9	(0.1)
Net cash used in investing activities	(75.1)	(28.9)

Cash flows from financing activities:
Proceeds from debt obligations	240.0	180.0
Payments against debt obligations	(265.0)	(175.0)
Proceeds from exercise of stock options	2.9	20.5
Purchases of common stock	—	(59.5)
Payments of dividends	(92.6)	(86.5)
Net cash used in financing activities	(114.7)	(120.5)

Effect of exchange rate changes on cash and cash equivalents	1.0	4.5

Net increase in cash and cash equivalents	21.6	21.6

Cash and cash equivalents at beginning of period	112.7	129.0

Cash and cash equivalents at end of period	$134.3	150.6

Supplemental disclosure of cash flow information:
Cash paid for interest	$1.5	1.4
Net cash received for income taxes	$(2.2)	(12.2)

CONTACT:	Ellen Trester
Financial Reporting & Regulatory Compliance Manager
507-313-7282